Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 13, 2006, accompanying the combined financial statements of Marlin Energy Offshore, L.L.C., Marlin Texas GP, L.L.C. and Marlin Texas, L.P. contained in the Energy XXI (Bermuda) Limited Form 10 filed March 12, 2007. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Houston, Texas
June 19, 2007